AMENDMENT TO

                            TRANSFER AGENCY AGREEMENT

     This Amendment effective the 29th day of January 2008 to the Transfer Agency Agreement effective as of the 23rd day of February, 2004 (the "Agreement") by and between Mellon Institutional Funds Investment Trust (the "Trust"), Dreyfus Transfer, Inc. ("Dreyfus") and Mellon Bank, N.A. ("Mellon").

     WHEREAS, the Trust, Dreyfus and Mellon have entered into the Agreement; and

     WHEREAS, pursuant to Article XIII, Section 8 of the Agreement, the Trust and Mellon wish to amend the Agreement by adding two new Funds to the series, deleting four Funds from the series and reflecting recent Fund name changes.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

4. The Trust, Dreyfus and Mellon hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust, Dreyfus or Mellon to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                           MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                           By:      /s/ DENISE B. KNEELAND
                                    ----------------------
                           Name:    Denise B. Kneeland
                           Title:   Secretary and Assistant Vice President

                           DREYFUS TRANSFER, INC.

                           By:      /s/ PATRICK SYNAN
                                    -----------------
                           Name:    Patrick Synan
                           Title:   Vice President

                           MELLON BANK, N.A.

                           By:      /s/ CANDICE WALKER
                                    ------------------
                           Name:    Candice Walker
                           Title:   Vice President

                   MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX B
                          (Effective January 29, 2008)

     I, Denise B. Kneeland, Secretary of MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST, a business trust organized and existing under the laws of The Commonwealth of Massachusetts (the "Trust"), do hereby certify that the only classes of shares of the series issued and/or authorized by the Trust as of the date of this Transfer Agency Agreement are shares of beneficial interest, $.01 par value, as follows:

     MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

          Mellon Capital Large Cap Growth Fund (formerly Mellon Equity Large Cap Growth Fund)
          Mellon Capital Micro Cap Fund (formerly Mellon Equity Micro Cap Fund) Newton International Equity Fund - Class A, C, I and R shares

          The Boston Company Emerging Markets Core Equity Fund
          The Boston Company International Core Equity Fund
          The Boston Company International Small Cap Fund
          The Boston Company Large Cap Core Fund
          The Boston Company Small Cap Growth Fund
          The Boston Company Small Cap Tax Sensitive Equity Fund
          The Boston Company Small Cap Value Fund
          The Boston Company Small Cap Value Fund II
          The Boston Company Small/Mid Cap Equity Fund (formerly The Boston
                Company Small Capitalization Equity Fund)

          Standish Mellon Fixed Income Fund
          Standish Mellon Global Fixed Income Fund
          Standish Mellon Intermediate Tax Exempt Bond Fund
          Standish Mellon International Fixed Income Fund


                                             /s/ DENISE B. KNEELAND
                                             ----------------------
                                             Denise B. Kneeland
                                             Secretary

                                                                               2